As filed with the Securities and Exchange Commission on October 21, 1999

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------

                                MALLINCKRODT INC.
             (Exact name of Registrant as specified in its charter)

    NEW YORK                675 MCDONNELL BOULEVARD               36-1263901
(State or other                  P.O. BOX 5840                (I.R.S. Employer
jurisdiction of               ST. LOUIS, MO 63134            Identification No.)
incorporation or                (314) 654-2000
 organization)           (Address of principal executive
                                    offices)

                                MALLINCKRODT INC.
                              EQUITY INCENTIVE PLAN
                              (Full Title of Plan)
                              ---------------------

                                 ROGER A. KELLER
                   VICE PRESIDENT, SECRETARY & GENERAL COUNSEL
                                MALLINCKRODT INC.
                             675 MCDONNELL BOULEVARD
                                  P.O. BOX 5840
                               ST. LOUIS, MO 63134
                                 (314) 654-2000
                      (Name, address and telephone number,
                   including area code, of agent for service)
                              ---------------------

                                   Copies to:
                               JOHN M. REISS, ESQ.
                                WHITE & CASE LLP
                           1155 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 819-8200
                              ---------------------

                         CALCULATION OF REGISTRATION FEE

==================================== ================= ==================== =================== ====================
                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
     TITLE OF SECURITIES TO BE         AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION FEE
            REGISTERED                  REGISTERED        PER SHARE <F1>        PRICE <F1>
==================================== ================= ==================== =================== ====================
COMMON STOCK, $1.00 PAR VALUE....       5,000,000           $31.15625           $155,781,250         $43,307.19
==================================== ================= ==================== =================== ====================

<F1>  Estimated  solely for the purpose of calculating the  registration  fee in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc. on October 18, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same stock purchase plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the registration statement on Form S-8 filed by Mallinckrodt Inc. with respect to the Mallinckrodt Inc. Equity Incentive Plan, registration statement No. 333-38291, are incorporated herein by reference.

ITEM 8.   EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION OF DOCUMENTS

5         Opinion of Roger A.  Keller as to legality  of  securities  (including
          Consent).

23.1      Consent of Ernst & Young LLP.

23.2      Consent of Roger A. Keller included in Exhibit 5.

24 Power of Attorney of certain officers and directors (included on pages II-2 through II-4).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 20th day of October, 1999.

                                          MALLINCKRODT INC.

                                          By  /s/ C. Ray Holman
                                            ------------------------------------
                                          Name:    C. Ray Holman
                                          Title:   Chairman  of  the  Board  and
                                                   Chief Executive Officer


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Ray Holman and Roger A. Keller, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ C. Ray Holman
------------------------------------                   Chairman of the Board and
C. Ray Holman                                          Chief Executive Officer
Date:  October 20, 1999

/s/ Michael A. Rocca
------------------------------------                   Senior Vice President and
Michael A. Rocca                                       Chief Financial Officer
Date:  October 20, 1999                                (Principal Financial
                                                       Officer)

/s/ Douglas A. McKinney
------------------------------------                   Vice President and
Douglas A. McKinney                                    Controller (Principal
Date:  October 20, 1999                                Accounting Officer)

/s/ Raymond F. Bentele
------------------------------------                   Director
Raymond F. Bentele
Date:  October 20, 1999

/s/ William L. Davis, III
------------------------------------                   Director
William L. Davis, III
Date:  October 20, 1999

/s/ Ronald G. Evens
------------------------------------                   Director
Ronald G. Evens
Date:  October 20, 1999

/s/ Peter B. Hamilton
------------------------------------                   Director
Peter B. Hamilton
Date:  October 20, 1999

/s/ Roberta S. Karmel
------------------------------------                   Director
Roberta S. Karmel
Date:  October 20, 1999

/s/ Claudine B. Malone
------------------------------------                   Director
Claudine B. Malone
Date:  October 20, 1999

/s/ Anthony Viscusi
------------------------------------                   Director
Anthony Viscusi
Date:  October 20, 1999

/s/ Brian M. Rushton
------------------------------------                   Director
Brian M. Rushton
Date:  October 20, 1999